AGCO CORPORATION
2006 LONG-TERM INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT
THIS AGREEMENT, entered into as of [_________ __, 20__] (the “Grant Date”), by and between the Participant and AGCO Corporation (the “Company”);
WHEREAS, the Company maintains the AGCO Corporation 2006 Long-Term Incentive Plan, as amended from time to time (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive a stock appreciation right (“SAR”) Award under the Plan;
NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
1.Terms of Award and Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1:
(a)    Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is neither employed by the Company or any Subsidiary, a director of the Company or any Subsidiary, an independent contractor performing services for the Company or any Subsidiary nor providing services as a consultant to the Company or any Subsidiary; provided that a termination shall not be considered to have occurred while the Participant is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction, a Participant who is an employee ceases to be an employee of the Company or any Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company or any Subsidiary excluding, for the avoidance of doubt, the surviving company in a merger of the Company or a Subsidiary), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer;
(b)    Designated Beneficiary. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require;
(c)    Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” if he is eligible for disability payments under the Company’s long-term disability plan;
(d)    Exercise Price. The “Exercise Price” is $[____] per SAR;
(e)    Good Cause. With respect to any dismissal of the Participant from his or her employment with the Company or any Subsidiary, shall mean (i) if the Participant is a party to an employment agreement with the Company or any Subsidiary that defines “cause,” “good cause” or a similar term, “Good Cause” shall mean such term as so defined, and (ii) otherwise (A) the conviction of the Participant of, or the entry of a plea of guilty, first offender probation before judgment, or nolo contendere by the Participant to, any felony; (B) fraud, misappropriation or embezzlement by the Participant; (C) the Participant's willful failure or gross negligence in the performance of his or her assigned duties for the Company or any Subsidiary; (D) the Participant’s failure to follow reasonable and lawful directives of his or her supervisor or his or her breach of his or her fiduciary duty to the Company or any Subsidiary; (E) any act or omission of the Participant that has a demonstrated and material adverse impact on the Company's or any Subsidiary’s business or reputation for honesty and fair dealing, other than an act or failure to act by the Participant in good faith and without reason to believe that such act or failure to act would adversely impact on the Company's or any Subsidiary’s business or reputation for honesty and fair dealing; or (F) the breach by the Participant of any confidentiality, non-solicitation or non-competition agreement in favor of the Company or any Subsidiary;
(f)    Good Reason. With respect to the Participant’s voluntary termination of employment with or service to the Company or any Subsidiary other than on death or Disability shall mean: (i) if the Participant is a party to an employment agreement with the Company or any Subsidiary that defines “good reason” or a similar term, “Good Reason” shall mean such term as so defined, and (ii) otherwise, such voluntary termination based on: (A) the assignment to the Participant of duties materially inconsistent with the Participant’s position and status with the Company or Subsidiary as they existed immediately prior to the Change in Control, or a substantial diminution in the Participant’s title, offices or authority, or in the nature of the Participant’s other responsibilities, as they existed immediately prior to the Change in Control, except in connection with the Participant’s termination of employment or service by the Company or any Subsidiary for Good Cause or on account of the Participant’s death or Disability or by the Participant other than for Good Reason; (B) a material reduction by the Company or a Subsidiary in the Participant’s base salary as in effect immediately prior to the Change in Control or as the Participant’s base salary may be increased from time to time thereafter, without the Participant’s written consent; (C) a material reduction by the Company or a Subsidiary in the target cash bonus opportunity of the Participant under any incentive compensation plan(s), as it (or they) may be modified from time to time, as in effect immediately prior to the Change in Control, or a failure by the Company or a Subsidiary to continue the Participant as a participant in such incentive compensation plan(s) on a basis that is not materially less than the Participant’s participation immediately prior to the Change in Control or to pay the Participant the amounts that Participant would be entitled to receive in accordance with such plan(s); or (D) the Company or a Subsidiary requiring the Participant to be based more than fifty (50) miles from the location where the Participant is based immediately prior to the Change in Control, except for travel on the Company’s or a Subsidiary’s business that is required or necessary to performance of the Participant’s job and substantially consistent with the Participant’s business travel obligations prior to the Change in Control.

Additionally, Participant must give the Company or Subsidiary that employs the Participant notice of any event or condition that would constitute “Good Reason” within thirty (30) days of the event or condition that would constitute “Good Reason,” and upon receipt of such notice the Company or Subsidiary shall have thirty (30) days to remedy such event or condition, and if such event or condition is not remedied within such thirty (30)-day period, any termination of employment or service by the Participant for “Good Reason” must occur within sixty (60) days after the period for remedying such condition or event has expired;
(g)    Immediate Family. “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren and, for this purpose, shall also include the Participant.
(h)    Participant. The “Participant” is [_________];
(i)    Retirement. “Retirement” of the Participant shall mean the occurrence of the Participant’s Date of Termination on or after the earliest of (a) the date the Participant attains age 65, (b) with respect to a Participant who is a Senior Vice President or above, the date the Participant attains age 55, has 10 or more years of continuous service with the Company, and has given the Company not less than six months advance written notice of his or her intended retirement date, or (c) such earlier date as may be approved by the Committee in its sole discretion; and
(j)    SARs. The number of “SARs” shall be [____]. The award of SARs does not entitle the Participant to any rights as a shareholder of the Company with respect to the SARs, including accounting of the payment of dividends on the Company’s Stock during the period prior to the exercise of the SARs;
Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.
2.    Award and Exercise Price. This Agreement specifies the terms of the SARs granted to the Participant and the Exercise Price per SAR as set forth in Section 1.
3.    Date of Exercise.
(a)    Subject to the limitations of this Agreement, the SARs shall vest and become exercisable according to the following schedule, with respect to each installment shown in the schedule on and after the Vesting Date applicable to such installment (each an “Installment”):

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT
[____]%	[INSERT DATE]
[____]%	[INSERT DATE]
[____]%	[INSERT DATE]
[____]%	[INSERT DATE]

(b)    An Installment shall not vest and become exercisable on the otherwise applicable Vesting Date if the Participant’s Date of Termination occurs on or before such Vesting Date. Notwithstanding the foregoing provisions of this Section 3 and Article VII of the Plan to the contrary, the SARs shall vest and become exercisable (to the extent not previously vested) as follows:
(i)    If the Participant’s Date of Termination occurs by reason of the Participant’s death or Disability then the SARs shall become fully vested upon such Date of Termination.
(ii)    If the Participant’s Date of Termination occurs by reason of the Participant’s Retirement, prior to a Change in Control, and such Date of Termination falls other than on a Vesting Date, the SARs that are scheduled to vest on the first Vesting Date occurring after such Date of Termination shall vest upon such Date of Termination on a pro rata basis for such interim period based upon the number of completed 30-day periods subsequent to the most recent vesting date (or the Grant Date, if there is no previous vesting date) and prior to the Date of Termination relative to the number of 30-day periods between the most recent vesting date (or the Grant Date if there is no previous Vesting Date) and the first Vesting Date occurring after such Date of Termination.
(iii)    Upon consummation of a Change in Control if no provision is made for the continuance, assumption or substitution of the SAR by the Company or a successor employer or either of their parents or subsidiaries in connection with the Change in Control, all of the SARs shall vest in full as of the Change in Control provided the Participant’s Date of Termination does not occur prior to the Change in Control.
(iv)    If provision is made for the continuance, assumption or substitution of the SAR by the Company or a successor employer or either of their parents or subsidiaries in connection with the Change in Control and (A) on or following a Change in Control Participant’s Date of Termination occurs by reason of the Participant’s Retirement or (B) on or within two (2) years following a Change in Control the Participant’s Date of Termination occurs by reason of termination by the Company without Good Cause or by the Participant for Good Reason, then the SARs shall become fully vested upon such Date of Termination.

(c)    Otherwise, the SARs may be exercised on or after the Date of Termination only as to that portion of the SARs that were vested and exercisable immediately prior to the Date of Termination, or as to which they became vested and exercisable on the Date of Termination in accordance with this Section 3.
4.    Expiration. The SARs shall not be exercisable after the Company’s close of business on the last business day that occurs prior to the Expiration Date. The “Expiration Date” shall be earliest to occur of:
(a)    The [seven-year] anniversary of the Grant Date: [_______ __, 20__]
(b)    If the Participant’s Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination;
(c)    If the Participant’s Date of Termination occurs for reasons other than death, Disability, Retirement, or Good Cause the 90-day anniversary of such Date of Termination; or
(d)    The date the Participant is dismissed from the Company for Good Cause.
5.    Exercise of SARs. At any time at which the Participant may exercise the SARs in accordance with the provisions of this Agreement, such SARs may be exercised by filing a written notice with the Secretary of the Company at its corporate headquarters. The right to exercise one or more SARs shall expire in accordance with the provisions of this Agreement. Upon the exercise of a SAR, the Participant shall receive an amount from the Company which is equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the Exercise Price of one share of Stock. Such amount shall be paid to the Participant, in shares of Stock (based on the Fair Market Value of such shares on the date of exercise).
6.    Withholding. To the extent necessary, the Participant must satisfy all mandatory withholdings (federal, state, and local), if any, withholding taxes imposed by reason of the exercise of the SAR either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Stock which are owned by the Participant prior to the date of exercise having a fair market value equal to the withholding obligation (a “Withholding Election”); (iii) by electing, irrevocably and in writing (also a “Withholding Election”), to have the smallest number of whole shares of Stock withheld by the Company which, when multiplied by the fair market value of the Stock as of the date the SAR is exercised, is sufficient to satisfy the amount of withholding tax; or (iv) by any combination of the above. Participant may make a Withholding Election only if the following conditions are met:
(a)    The Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form attached hereto as Exhibit 1;

(b)    Any Withholding Election will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election; and
(c)    Such Withholding Election is permitted by applicable law.
7.    Transferability.
(a)    Except as otherwise provided in this Section 7, the SARs are not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant.
(b)    Notwithstanding the foregoing, the Participant, with the approval of the Committee, may transfer the SARs for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the SARs prior to such transfer.
(c)    The foregoing right to transfer the SARs shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the SARs.
8.    Heirs and Successors.
(a)    This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.
(b)    If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.
(c)    If a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.
(d)    If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
9.    Forfeiture.  Notwithstanding the foregoing, if, following the Date of Termination, Participant violates any of Participant’s post-termination obligations to the Company or any Subsidiary, including, without limitation, any obligation not to compete with the Company or any Subsidiary (regardless of whether such obligation is enforceable under applicable law), not to solicit employees or customers of the Company or any Subsidiary, to maintain the confidentiality on information belonging to the Company or any Subsidiary, or not to disparage the Company or any Subsidiary or any of their affiliates, immediately upon demand by the Company the Participant shall return to the Company the proceeds from this Award to the extent received by the Participant on or after one year prior to Date of Termination.

10.    Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.
11.    Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.
12.    Not an Employment Contract. The SAR will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.
13.    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by electronic transmission or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.
14.    Fractional Shares. In lieu of issuing a fraction of a share upon any exercise of the SARs, the Company will be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

15.    No Rights as Shareholder. The Participant shall not have any rights of a shareholder with respect to the shares subject to the SAR, until a stock certificate has been duly issued following exercise of the SAR as provided herein.
16.    No Dividends or Dividend Equivalents. The SARs do not entitle the Participant to receive any dividends or dividend equivalents with respect to any dividends that may be declared and paid on the shares of Stock subject to the SARs prior to the vesting and settlement of the SARs.
17.    Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.
18.    Section 409A. Notwithstanding any other provision of this Agreement, it is intended that payments hereunder will be deferred compensation within the meaning of Section 409A of the Internal Revenue Code (“Code”), and payments hereunder are intended to satisfy the exemption from Section 409A of the Code for exempt stock rights. Notwithstanding the preceding, neither the Company nor any Subsidiary shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Grant Date.

AGCO Corporation

By:
Its:

EXERCISE AND
NOTICE OF WITHHOLDING ELECTION
STOCK APPRECIATION RIGHTS AGREEMENT
PURSUANT TO THE AGCO CORPORATION
2006 LONG-TERM INCENTIVE PLAN

To:

From:

Re:	Exercise and Withholding Election

This election relates to the SAR identified in Paragraph 3 below. I hereby certify that:

(1)    My correct name and social security number and my current address are set forth at the end of this document.

(2)    I am (check one, whichever is applicable).

[ ]    the original recipient of the SAR.

[ ]    the legal representative of the estate of the original recipient of the SAR.

[ ]    the legal guardian of the original recipient of the SAR.

[ ]    an Immediate Family Member other than the original recipient of the SAR.

(3)    I wish to exercise the following SAR on _________________ (date). The SAR to which this election relates was issued under the AGCO Corporation 2006 Long-Term Incentive Plan (the “Plan”) on _________ in the name of ______________________ for the value appreciation of a total of ______________ shares of Stock of the Company. This election relates to _______________ shares of Stock, the appreciation of which is payable upon exercise of the SAR, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)    In connection with any exercise of the SAR with respect to the Stock, I hereby elect one of the following:

[ ]    to pay cash or certified check in the amount of $_______ to be applied to pay federal, state, and local, if any, taxes arising from exercise of such SARs.

[ ]    to pay the full federal, state, and local, if any, taxes arising from exercise of such SARs in cash or certified check.

[  ]    to have certain of the shares issuable pursuant to the exercise of such SARs withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local, if any, taxes arising from the exercise of such SARs.

[  ]    to tender shares held by me prior to exercise of the SARs for the purpose of having the value of the shares applied to pay such taxes.

    The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise of the SARs, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the SARs.

(5)    This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan.

(6)    I understand that this Withholding Election may not be revised, amended or revoked by me.

(7)    The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(8)    Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:
Signature

	Social Security Number	Name (Printed)

Street Address

City, State, Zip Code